CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2005, relating to the financial statements of UMB Financial Corporation, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
----------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
May 18, 2005